                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             HILLS STORES COMPANY
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                (Name of Registrant as Specified In Its Charter)

                                NOT APPLICABLE
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
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     5) Total fee paid:
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/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     4) Date Filed:
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                                   [HSC LOGO]

                              HILLS STORES COMPANY
                  15 Dan Road, Canton, Massachusetts 02021-9128
                           (617) 821-1000 Telex 172127



                         ANNUAL MEETING -- JUNE 23, 1995
                                PLEASE VOTE TODAY

                                                                   June 12, 1995



DEAR FELLOW SHAREHOLDER:

     In less than two weeks, you will make a critical decision affecting your investment in Hills Stores Company and establishing the future direction of Hills. We believe your choice is clear and is supported by the impressive financial results achieved by Hills on your behalf.

     Hills' operating and growth strategy is successful and producing value for all Hills shareholders. In your own best interest, you are urged not to sign Dickstein's blue card. Support your Board's nominees -- experienced directors committed to delivering greater value to all Hills shareholders -- by marking, signing, dating and mailing your WHITE proxy card.

                       HILLS' STRATEGY IS THE BEST WAY TO
                           MAXIMIZE SHAREHOLDER VALUE

     Hills' strategy is working. Since emerging from bankruptcy in 1993, your Board of Directors and management have carefully engineered your Company's rebirth and Hills is now a well-managed and extremely competitive retailer. Hills is now well positioned to be a consolidator in an industry in need of consolidation.

     We have increased sales and expanded operating profit margins in each of the last four years while at the same time reducing selling, general and administrative expense. And, as we have demonstrated, our performance ranks as either first or second in the retail sector in all key financial performance ratios. The vendors, suppliers and trade press in the discount retail sector have recognized Hills as "Discounter of the Year" and "Retailer of the Year" for 1994.

                              ASK MARK DICKSTEIN...

     Despite the success of your Company's operating plan, Mark Dickstein now wants your vote to elect his hand-picked nominees in place of your experienced, qualified directors. ELECTION OF DICKSTEIN'S NOMINEES POSES SERIOUS RISKS TO YOUR INVESTMENT.

In deciding how to vote, you should ask Mark Dickstein the following questions:

     - WHERE IS DICKSTEIN'S FINANCING? Dickstein has repeatedly told you that numerous parties, both financial and strategic, are interested in working with him to acquire Hills. Who are they? You should demand that Dickstein identify his potential investors so that you can decide for yourself whether Dickstein's proposal is real or nothing more than smoke and mirrors. Based upon what Dickstein has told you so far, all you can do is speculate.

     - WILL DICKSTEIN EVER MAKE A FIRM OFFER? Dickstein originally offered to make an all cash bid to acquire Hills. Suddenly, Dickstein changed his proposal to part cash and part subordinated pay-in-kind 'junk bonds' -- in short, less cash and more debt. Dickstein himself admits in his own proxy materials that his acquisition proposal could be modified again. Why hasn't Dickstein given Hills' shareholders any firm assurances on the terms of his offer? Will he change it again -- this time to reduce his price or to offer less cash and even more debt? You may find out only AFTER Dickstein takes control of your Company. Ask yourself if this is a risk you want to assume.

     - WILL DICKSTEIN'S HAND-PICKED NOMINEES RUN A FAIR AUCTION OF HILLS? To maximize shareholder value in an auction, Hills should be effectively and fairly marketed to potential acquirors. How confident are you that Dickstein's hand-picked nominees would do this, particularly if Dickstein is a bidder in the auction? Without competing bids, what would prevent Dickstein from making an even better deal for himself at your expense? Ask yourself what protection you will have if Dickstein ends up auctioning Hills to himself.

     - WHAT IF DICKSTEIN WINS BUT CANNOT SELL HILLS? If Dickstein's nominees are elected, Hills' experienced and effective senior managers may leave the Company. If they do, will Dickstein be able to maintain the Company's strong operating performance while an auction is conducted -- and what if an auction doesn't occur? Without an operating plan, the Hills franchise -- and your investment -- would be at significant risk. And without financing, where would Dickstein find the cash to purchase inventory for the critical Christmas selling season or to pay the substantial expenses triggered by Dickstein's change of control. Are you prepared to assume these significant risks?

     - WILL DICKSTEIN FAVOR HIS OWN INTERESTS OVER YOURS? Only two months ago a Dickstein representative contacted Hills to discuss Dickstein's investment in the Company and asked if we would repurchase Dickstein's shares. Because your Board of Directors and management are dedicated to creating value for ALL shareholders, we refused to repurchase Dickstein's shares. Ask yourself whether you are prepared to trust Mark Dickstein with your Hills investment.

                               THE CHOICE IS CLEAR

     Now is not the time to sell Hills or change its management. We are convinced that an auction of the type Dickstein proposes would prevent shareholders from realizing Hills' true value. We believe your choice is clear and that the right course for the future of your Company is to vote FOR the Board's nominees who are committed to maximizing value for all Hills shareholders.

     We urge you to support your Board of Directors. Please mark, sign, date and mail your WHITE proxy card today. Do not sign or return any blue proxy card sent to you by Dickstein.

     Please feel free to call us if you have any questions at 1-800-964-4910, extension 1956. We'd like to hear from you. You may also call D. F. King & Co., Inc., which is assisting us, toll-free at 1-800-290-6425.

     On behalf of your Board of Directors, thank you for your many expressions of support.


     Sincerely,




               /s/ Thomas H. Lee             /s/ Michael Bozic

               THOMAS H. LEE                 MICHAEL BOZIC
               CHAIRMAN OF THE BOARD         PRESIDENT AND CHIEF
                                               EXECUTIVE OFFICER



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                                    IMPORTANT


     It is important that your shares are voted at the Annual Meeting. Shareholders are urged to mark, sign, date and mail the WHITE proxy promptly in the enclosed postage-paid envelope. Please act today!

     If you have any questions, or need assistance, please call D. F. King & Co., Inc., which is assisting us, at the numbers listed below:


                             D. F. KING & CO., INC.
                                 77 Water Street
                            New York, New York 10005
                            (212) 269-5550 (Collect)

                                       or

                         CALL TOLL FREE  1-800-290-6425

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